Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS RECORD THIRD QUARTER FISCAL 2009 RESULTS EXCEEDING EXTERNAL ESTIMATES AND RAISES FULL YEAR EARNINGS GUIDANCE
-Third Quarter Comparable Store Sales Increased 3.5%
-Third Quarter Operating Margins Expand 170 Basis Points
-Third Quarter Retail Operating Margins Expand 240 Basis Points
-Third Quarter Earnings Per Share Increased 87% to $0.28 Per Diluted Share

SIDNEY, Neb. (October 27, 2009) – Cabela’s Incorporated (NYSE:CAB) today reported record third quarter fiscal 2009 financial results.

For the quarter, retail store revenue increased 6.1% to $348.0 million led by a 3.5% increase in comparable store sales; direct revenue decreased 6.2% to $226.2 million as the Company lowered direct marketing costs 15.1% resulting in increased revenue per catalog page; and financial services revenue increased 15.0% to $48.2 million. Total revenue for the third quarter of 2009 increased 2.0% to $624.3 million compared to $611.8 million for the third quarter of 2008.

Consolidated operating income increased 53.1% in the quarter to $31.9 million as compared to $20.8 million in the year ago quarter.  For the quarter, consolidated operating margins increased 170 basis points over the prior year quarter.  Net income for the quarter increased 93% to $18.8 million compared to $9.7 million in the year ago quarter.  Earnings per share for the quarter increased 87% to $0.28 compared to $0.15 in the year ago quarter.

“We are delighted that several of our strategic initiatives showed early signs of improvement during the third quarter,” said Tommy Millner, Cabela’s Chief Executive Officer.  “These initiatives are improving the profitability of our retail stores, increasing returns on capital through better balance sheet management, improving inventory levels, and increasing profitability at World’s Foremost Bank while preserving the brand loyalty of our cardholders.”

During the third quarter, the Company reported the following results on these strategic initiatives:

•	Retail profitability increased 240 basis points from 9.2% to 11.6% as the Company gained efficiencies in the utilization of its advertising and labor resources.
•	Borrowings on the Company’s revolving credit facility were $29 million at quarter end as compared to $199 million at the same time last year due to better management of inventory and working capital.
•	Inventory levels were $572 million at quarter end as compared to $649 million at the same time last year while the Company increased in stock percentage in its retail business.
•	Return on invested capital improved 90 basis points.
•
Financial services revenue increased 15.0% and the average number of active accounts increased 8.7%.  Charge-offs were 5.02% as compared to 5.24% in the second quarter of 2009. Charge-offs improved sequentially for the first time since the second quarter of 2007.

“Although there is much work ahead of us, we are very pleased with the results so far,” Millner said.  “We have seen solid improvement in retail profitability, balance sheet management, return on invested capital and profitability/customer loyalty at World’s Foremost Bank.  And, it is important to note, we have significant opportunities to continue to improve operating efficiencies in these areas for the next several years.”

“Another vitally important strategic initiative is expanding merchandise gross margins, which have been impacted by product mix and our efforts to liquidate unproductive inventory,” Millner said.  “During the third quarter, we began to see growth rates in firearm and ammunition sales moderate, and we have begun to see sales trends in all four of our other categories improve.”

“Changes in accounting rules will require Cabela’s to provide an additional $200 million of capital to World’s Foremost Bank in the first quarter of 2010,” Millner said.  “During 2009, we have generated excess cash internally to meet this capital need. We expect to have sufficient cash available at the end of the year to meet World’s Foremost Bank’s capital needs for 2010.  We are pleased that we will not be required to raise any capital through the equity or long term debt markets to meet this capital need.”

“Our credit facility limits further capital contributions to our financial services subsidiary,” Millner said.  “Therefore, in order to inject additional capital into World’s Foremost Bank, we intend to amend our credit facility.  We expect to amend our facility in the fourth quarter of 2009 without materially impacting future borrowing costs.”

Cash flows from operations improved significantly for the year-to-date period.  For the nine months ending September 26, 2009, cash flows from operations improved $57 million to a positive $24 million as compared to a negative $33 million in the same period a year ago.  Capital expenditures during the quarter were $8 million.  The Company continues to expect capital expenditures for the year to be $40 million to $50 million.

“As we look ahead into the fourth quarter, we are encouraged by the strength we are seeing in sales in the first four weeks of the quarter,” Millner said.  “For the full year 2009, we continue to expect direct revenue to decline at a low-to-mid-single-digit percentage rate.  Due to favorable trends that we have seen in our business, we now expect full year 2009 total revenue growth and comparable store sales to increase at a mid-single-digit percentage rate as compared to our prior guidance of a low single-digit percentage rate.  Additionally, we now expect net charge-offs at World’s Foremost Bank to be between 5.1% and 5.3% for the full year as compared to our previous guidance of 5.1% to 5.5%.  As a result, we now expect full year earnings per diluted share to increase at a mid-single-digit percentage rate with an opportunity to exceed these results should the strength we have seen in October continue for the remainder of the year. This compares to our previous forecast of full year earnings per diluted share to be roughly equal with 2008 levels.”

Conference Call Information

A conference call to discuss third quarter fiscal 2009 operating results is scheduled for today (Tuesday, October 27) at 11:00 a.m. Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company's statements regarding having sufficient cash available at the end of the year to meet World's Foremost Bank’s capital needs for 2010; amending the Company’s credit facility in the fourth quarter of 2009 to allow for additional capital contributions to World's Foremost Bank without materially impacting future borrowing costs; capital expenditures being $40-50 million for 2009; total revenue growth and comparable store sales increasing at a mid-single-digit percentage rate for 2009, direct revenue declining at a low-to-mid-single-digit percentage rate for 2009, net charge-offs at World's Foremost Bank being between 5.1% and 5.3% for 2009; and earnings per diluted share for 2009 increasing at a mid-single-digit percentage rate with an opportunity to exceed these results should the strength the Company has seen in October 2009 continue for the remainder of 2009.  Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the level of discretionary consumer spending; the strength of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company's ability to comply with the financial covenants in its credit arrangements; counterparty risk on the Company's unsecured revolving credit facility; changes in consumer preferences and demographic trends; the Company's ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets; market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company's growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company's products; trade restrictions; political or financial instability in countries where the goods the Company sells are manufactured; adverse fluctuations in foreign currencies; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions caused by system changes or other factors; adverse or unseasonal weather conditions; fluctuations in operating results; the cost of fuel increasing; road construction around the Company's retail stores; labor shortages or increased labor costs; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company's intellectual property; the Company's ability to protect its brand and reputation; changes in accounting rules applicable to securitization transactions, including related increases in required regulatory capital; the Company's ability to manage credit and liquidity risks; any downgrade of the ratings on the outstanding notes issued by the Company's financial services business' securitization trust; the ability of the Company's financial services business to securitize credit card receivables at acceptable rates or access the deposits market; decreased interchange fees received by the Company's financial services business as a result of credit card industry regulation and/or litigation; the impact of legislation, regulation and supervisory regulatory actions in the financial services industry including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the proposed financial regulatory reform; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 27, 2008, and in Part II, Item 1A, of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2009), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008
Revenue:
Merchandise sales	$574,182	$569,202	$1,576,205	$1,540,753
Financial services revenue	48,186	41,896	126,209	120,857
Other revenue	1,928	702	10,658	11,681
Total revenue	624,296	611,800	1,713,072	1,673,291

Total cost of revenue (exclusive of depreciation and amortization)	386,034	376,057	1,038,408	1,006,245
Selling, distribution, and administrative expenses	205,728	214,898	597,486	610,263
Impairment and restructuring charges	613	-	13,983	-
Operating income	31,921	20,845	63,195	56,783

Interest expense, net	(5,579)	(7,510)	(17,467)	(22,399)
Other non-operating income, net	2,577	1,616	6,277	5,230
Income before provision for income taxes	28,919	14,951	52,005	39,614
Provision for income taxes	10,153	5,229	18,988	12,657

Net income	$18,766	$9,722	$33,017	$26,957

Basic net income per share	$0.28	$0.15	$0.49	$0.41
Diluted net income per share	$0.28	$0.15	$0.49	$0.40

Basic weighted average shares outstanding	67,160,952	66,648,175	66,923,206	66,261,993
Diluted weighted average shares outstanding	67,957,020	67,051,493	67,251,037	67,105,399

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	September 26,	December 27,	September 27,
ASSETS	2009	2008	2008
CURRENT
Cash and cash equivalents	$418,083	$410,104	$207,282
Accounts receivable, net of allowance for doubtful accounts of $3,505, $556 and $1,738	20,973	45,788	31,269
Credit card loans, net of allowances of $1,202, $1,507 and $1,373	153,347	167,226	134,891
Inventories	572,194	517,657	649,155
Prepaid expenses and other current assets	159,631	133,439	153,590
Income taxes receivable	8,217	-	2,786
Total current assets	1,332,445	1,274,214	1,178,973
Property and equipment, net	848,600	881,080	905,961
Land held for sale or development	37,863	39,318	36,539
Retained interests in securitized loans, including asset-backed securities	145,888	61,605	43,170
Economic development bonds	119,974	112,585	101,583
Other assets	26,088	27,264	32,260
Total assets	$2,510,858	$2,396,066	$2,298,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $33,941, $28,217 and $20,753	$203,561	$189,766	$210,208
Gift instruments, and credit card and loyalty rewards programs	160,772	184,834	168,194
Accrued expenses	112,908	123,296	104,229
Time deposits	155,119	178,817	122,261
Current maturities of long-term debt	12,048	695	26,579
Income taxes payable	-	11,689	-
Deferred income taxes	32,268	11,707	13,496
Total current liabilities	676,676	700,804	644,967
Long-term debt, less current maturities	373,991	379,336	560,908
Long-term time deposits	388,125	307,382	142,928
Deferred income taxes	43,475	38,707	26,993
Other long-term liabilities	62,268	56,132	56,648

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized -- 10,000,000 shares; Issued – none	-	-	-
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares; Issued – 67,209,700, 66,833,984, and 66,669,314 shares	672	668	667
Class B Non-voting, Authorized – 245,000,000 shares; Issued – none	-	-	-
Additional paid-in capital	282,051	271,958	269,804
Retained earnings	680,693	647,676	598,229
Accumulated other comprehensive income (loss)	2,907	(6,597)	(2,658)
Total stockholders’ equity	966,323	913,705	866,042
Total liabilities and stockholders’ equity	$2,510,858	$2,396,066	$2,298,486

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008
	(Dollars in Thousands)
Revenue:
Retail	$347,988	$327,974	$925,147	$855,973
Direct	226,194	241,228	651,058	684,780
Financial Services	48,186	41,896	126,209	120,857
Other	1,928	702	10,658	11,681
Total revenue	$624,296	$611,800	$1,713,072	$1,673,291

Operating Income (Loss):
Retail	$40,451	$30,084	$92,470	$79,429
Direct	34,243	33,513	96,246	93,368
Financial Services	12,547	11,961	36,536	33,928
Other	(55,320)	(54,713)	(162,057)	(149,942)
Total operating income	$31,921	$20,845	$63,195	$56,783

As a Percentage of Total Revenue:
Retail revenue	55.7%	53.6%	54.0%	51.2%
Direct revenue	36.2	39.4	38.0	40.9
Financial Services revenue	7.7	6.9	7.4	7.2
Other revenue	0.4	0.1	0.6	0.7
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	11.6%	9.2%	10.0%	9.3%
Direct operating income	15.1	13.9	14.8	13.6
Financial Services operating income	26.0	28.5	28.9	28.1
Total operating income (1)	5.1	3.4	3.7	3.4

(1)	The percentage of total operating income is a percentage of total consolidated revenue.

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
(Unaudited)

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a generally accepted accounting principles (“GAAP”) basis.  For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis.  Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns.  Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income.

	Three Months Ended		Nine Months Ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008
	(In Thousands)

Interest and fee income, net of provision for loan losses	$16,722	$10,509	$37,234	$29,632
Interest expense	(6,254)	(2,831)	(18,924)	(8,993)

Net interest income, net of provision for loan losses	10,468	7,678	18,310	20,639

Non-interest income:
Securitization income	51,026	47,573	144,629	136,923
Other non-interest income	17,217	17,273	48,147	49,914

Total non-interest income	68,243	64,846	192,776	186,837
Less: Customer rewards costs	(30,525)	(30,628)	(84,877)	(86,619)

Financial Services revenue	$48,186	$41,896	$126,209	$120,857

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
 (Unaudited)

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans.  Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a “managed” basis is important information to analyze revenue in the financial services segment.  The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value.  Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items.  Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense.  Credit losses on the entire managed portfolio are included in provision for loan losses.  Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

	Three Months Ended		Nine Months Ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008
	(Dollars in Thousands)

Interest income	$66,313	$49,709	$178,936	$148,062
Interchange income, net of customer rewards costs	22,874	19,854	65,031	57,677
Other fee income	13,118	10,667	38,943	26,135
Interest expense	(24,285)	(21,569)	(73,280)	(62,875)
Provision for loan losses	(29,683)	(16,632)	(87,215)	(43,453)
Other	(151)	(133)	3,794	(4,689)
Managed Financial Services revenue	$48,186	$41,896	$126,209	$120,857

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:
Interest income	11.3%	9.2%	10.5%	9.7%
Interchange income, net of customer rewards costs	3.9	3.7	3.8	3.8
Other fee income	2.3	2.0	2.3	1.7
Interest expense	(4.2)	(4.0)	(4.3)	(4.1)
Provision for loan losses	(5.1)	(3.1)	(5.1)	(2.9)
Other	-	-	0.2	(0.3)
Managed Financial Services revenue	8.2%	7.8%	7.4%	7.9%

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
 (Unaudited)

Key statistics reflecting the performance of our Financial Services business are shown in the following chart:

	Three Months Ended
	September 26, 2009	September 27, 2008	Increase (Decrease)	% Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of managed credit card loans	$2,340,079	$2,153,089	$186,990	8.7%
Average number of active credit card accounts	1,242,638	1,143,525	99,113	8.7

Average balance per active credit card account	$1,883	$1,883	$-	-

Net charge-offs on managed loans	$29,383	$15,682	$13,701	87.4
Net charge-offs as a percentage of average managed credit card loans	5.02%	2.91%	2.11%

	Nine Months Ended
	September 26, 2009	September 27, 2008	Increase (Decrease)	% Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of managed credit card loans	$2,274,715	$2,043,142	$231,573	11.3%
Average number of active credit card accounts	1,224,567	1,116,180	108,387	9.7

Average balance per active credit card account	$1,858	$1,830	$28	1.5

Net charge-offs on managed loans	$85,215	$41,938	$43,277	103.2
Net charge-offs as a percentage of average managed credit card loans	4.99%	2.74%	2.25%

Back to Form 8-K